Exhibit 99.2

FOR IMMEDIATE RELEASE
Company Contact:
James C. Katzaroff
Manakoa Services Corporation
Phone: 509 736 7000

Investors:
Lisa Lindberg/Tom Caden
The Investor Relations Group
Phone: 212 825 3210

MANAKOA SERVICES CORPORATION ELECTS JAMES RIVIERE TO THE BOARD OF DIRECTORS

Kennewick, WA ...June 2, 2004... Manakoa Services Corporation (MKOS) today announced the election of Dr. James C. Riviere as a member of the Board of Directors. He was also elected the chairman of the Audit Committee and a member of the Compensation Committee. Admiral Stuart Platt, USN Ret., Chairman of Manakoa Services Corporation, stated, "As a continuation of implementing our strategic plan I am very pleased to welcome Dr. Riviere as our newest Board member."

Dr. Riviere is a seasoned business executive with extensive experience within government, aerospace and commercial enterprises. He has most recently served as interim chief financial officer of Trans Global Services Corporation, and chaired the US Navy COTS modernization procurement task force. Dr. Riviere held various management positions on Boeing programs for the Minuteman Missile, Apollo and the 737. Jim held executive management positions of Corporate Vice President Operations and Administration for System Development Corporation and Corporate Vice President Planning & Logistics for Burroughs Corporation (Unisys Corporation). Dr. Riviere, as an independent consultant, maintained consultative relationships with Bell Atlantic, Mobil Oil, Digital Equipment, and Allied-Signal corporations. Jim was Program Manager, Support Strategies for the U.S. Postal Service. In this role he was the principle executive in charge of managing an anthrax incident at a mission critical postal facility. Jim attended the University of Washington, obtained an MBA from American Graduate University and a PhD in Industrial Engineering from Pacific Western University.

Manakoa CEO Dr. Robert Williams echoed the company's enthusiasm in election of James Riviere. "He is a trusted and extremely capable individual who will bring a higher level of integrity and professionalism to the Company."

About Manakoa

Manakoa (www.Manakoa.com) is an independent software vendor and professional consulting services company addressing the multi-billion dollar IT security, IT compliance, and regulatory compliance marketplace for enterprise customers. Manakoa's security and compliance solutions suite offers advanced automation software and pre-configured scalable platforms designed to control business and IT policies, implement and enforce mandated compliance initiatives, and provide dynamic views for monitoring and administration based on the role and permissions of user and department. This groundbreaking software platform transforms high cost security and compliance consulting engagements into automated, consistent, and cost-effective technology. Manakoa's software platform can greatly reduce consulting hours and time-to-compliance through sustainable, repeatable technology.

Manakoa's flagship product, Compliance WorkCenter (TM), is being previewed by Fortune 500 companies due to its unique approach of providing a pre-configured platform, with templates, department by department, for analyzing compliance with United States regulations such as the Gramm Leach Bliley Act, Sarbanes Oxley, the USA Patriot Act, and HIPPA. Manakoa's full product suite, which will include Compliance Enforcer(TM) by Manakoa and Compliance Monitor(TM) by Manakoa, will provide a scalable, cost-effective total compliance solution, which can be easily utilized in concert with a company's existing IT. The product suite is unique in its comprehensive approach to the full scope of compliance and risk management assessment, remediation, policy enforcement, and monitoring. Enterprise customers wishing to learn more, preview upcoming product releases or engage Manakoa for compliance and security audits and scope enforcement needs should contact Ed Nichols, VP Business Development, in our Boulder, Colorado office, phone (303) 448-8964 and by email at Enichols@Manakoa.com.

SAFE HARBOR STATEMENT

Under the Private Securities Litigation Reform Act-with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors which are outside the control of the Company. Actual results and developments may differ materially from those contemplated by these statements depending on such factors as changes in general economic conditions and financial or equity markets, technological changes, and other business risk factors. The Company does not assume, and expressly disclaims, any obligation to update these forward-looking statements.